EXHIBIT 10.42
PROFESSIONAL SERVICES AGREEMENT
     This PROFESSIONAL SERVICES AGREEMENT (this “Agreement”) is made as of October 28, 2005 between                      (the “Service Provider”) and AT Holdings Corporation, a Delaware corporation (the “Company”).
     WHEREAS, the Service Provider, by and through its officers, employees, directors, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, investment, acquisitions and other matters relating to the business of the Company and its subsidiaries;
     WHEREAS, the Service Provider has rendered certain services in connection with securing, structuring and negotiating the equity and debt financing for the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 13, 2005 (the “Merger Agreement”), by and among V.G.A.T. Investors, LLC, a Delaware limited liability company (“V.G.A.T.”), Vaughn Merger Sub, Inc. a Delaware corporation, Greatbanc Trust Company, as trustee for the Argo-Tech Corporation Employee Stock Ownership Plan, the Company and Argo-Tech Corporation, a Delaware corporation (“Argo-Tech”); and
     WHEREAS, the Company desires to avail itself, for the term of this Agreement, of the expertise of the Service Provider in the aforesaid areas, in which it acknowledges the expertise of the Service Provider;
     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:
     1. Appointment. The Company hereby appoints the Service Provider to render the advisory and consulting services described in Section 2 commencing on the Closing Date (as defined in Section 3(b)).
     2. Services. The Service Provider hereby agrees that, commencing on the Closing Date, it shall render to the Company and its subsidiaries, by and through such of Service Provider’s officers, employees, directors, agents, representatives and affiliates as such Service Provider, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of the Company and its subsidiaries in connection with strategic financial planning and other services not referred to in the next sentence, including, without limitation, advisory and consulting services in relation to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include (a) investment banking or other financial advisory services rendered by the Service Provider or its affiliates to the Company or any of its subsidiaries after the Closing Date in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by the Company or any of its subsidiaries or (b) full-time or part-time employment by the Company or any of its subsidiaries of any officer, employee, director or partner of the Service Provider or its affiliates for which, in each case, such Service Provider or affiliate shall be entitled to receive additional compensation.

     3. Fees.
          (a) In consideration of the services contemplated by Section 2, subject to the provisions of Section 6, the Company hereby agrees to pay to the Service Provider a per annum advisory fee (the “Advisory Fee”) equal to $375,000 commencing at the Closing Date. For the period from the Closing Date through December 31, 2005, the Advisory Fee shall be pro rated based on the number of days in such period and shall be payable in full on the Closing Date. For all periods beginning after December 31, 2005, the Advisory Fee shall be payable semi-annually in advance on January 1 and July 1 of each calendar year. The Advisory Fee shall be fully earned when accrued or paid, as the case may be.
          (b) At the time of the closing (the “Closing Date”) of the transactions contemplated by the Merger Agreement, the Company hereby also agrees to (i) pay to the Service Provider a transaction fee (the “Transaction Fee”) equal to $2,687,500, which Transaction Fee shall be payable for services rendered in connection with securing, structuring and negotiating the equity and debt financing for the transactions contemplated by the Merger Agreement and (ii) reimburse the Service Provider for all Out-of-Pocket Expenses (as defined below) incurred by it on and prior to the Closing Date in connection with the services described in the foregoing clause.
          (c) The Service Provider shall be entitled to be paid (i) a fee by the Company for any investment banking services provided by it in connection with a Company Sale (as defined in that certain Securityholders Agreement, dated as of the date hereof, by and among V.G.A.T., the Company and certain of the securityholders of V.G.A.T and the Company from time to time party thereto, as the same may be amended, modified or restated from time to time (the “Securityholders Agreement”)) in an amount equal to 0.50% of the sum of the consideration received by the Company in connection with such Company Sale plus the principal amount of the Company’s indebtedness assumed by the purchaser in connection with such Company Sale and (ii) customary and reasonable fees for any other transaction relating to (A) any acquisition, divestiture or other transaction by V.G.A.T, the Company, Argo-Tech or any of its subsidiaries, (B) any initial Public Offering by an Issuer (each as defined in the Securityholders Agreement), or (C) any debt or equity financing by or involving V.G.A.T, the Company, Argo-Tech or any of their respective subsidiaries.
     4. Reimbursements. In addition to the Advisory Fee and the Transaction Fee, the Company hereby agrees to pay directly or reimburse the Service Provider, at the direction of the Service Provider, for its and its officers’, employees’, directors’, agents’, representatives’ and affiliates’ Out-of-Pocket Expenses (as defined below) incurred after the Closing Date in connection with the services described in Section 2. For the purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the amounts paid by or on behalf of the Service Provider in connection with the services contemplated hereby, including, but not limited to, (a) fees and disbursements of any independent professionals and organizations, including, without limitation, independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (b) costs of any outside services or independent contractors, such as financial printers, couriers, business publications or similar services, (c) transportation, per diem, telephone calls, word processing expenses or any similar expense, and (d) bank ticking or other similar fees in connection with any proposed financing for the Company and/or any of its subsidiaries. All reimbursements for Out-of-Pocket Expenses contemplated hereby shall be made by wire transfer of immediately available funds to an account designated by the Service Provider promptly upon, or as soon as practicable after, presentation by the Service Provider of the statement in connection therewith.
     5. Liability. Neither the Service Provider nor any of its affiliates, partners, members, officers, directors, employees, agents, representatives and securityholders (collectively, the “Service Provider Group”) shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense (collectively, a “Loss”) arising out of or in connection with the performance of services contemplated by this Agreement, unless and then only to the extent that such Loss is determined by a court in a final order from which no appeal can be taken, to have resulted solely from the gross negligence or willful misconduct on the part of such member of the Service Provider Group. The Service Provider makes no representations or warranties, express or implied, in respect of the services to be provided by the Service Provider Group. Except as the Service Provider otherwise may agree in writing on or after the Closing Date: (a) each member of the Service Provider Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (i) engage in any Permitted Business (as defined in V.G.A.T.’s Amended and Restated Limited Liability Company Agreement, as in effect from time to time, the “LLC Agreement”) or similar business activities or lines of business as the Company or its subsidiaries or affiliates, (ii) do business with any client, customer, supplier, lender or investor of, to or in the Company or its subsidiaries or affiliates with respect to a Permitted Business and (iii) develop a strategic relationship with a Permitted Businesses; (b) no member of the Service Provider Group shall be liable to the Company or its subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any such activities or of such person’s participation therein; and (c) in the event that any member of the Service Provider Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both (A) the Company or any of its subsidiaries or affiliates, on the one hand, and (B) such member of the Service Provider Group, on the other hand, or any other person, other than to the extent such corporate opportunity involves a Permitted Business, no member of the Service Provider Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its subsidiaries and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise) by reasons of the fact that any member of the Service Provider Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company, its subsidiaries or any of their affiliates. In no event will any of the parties hereto be liable to any other party hereto for any punitive, exemplary, indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for the Claims relating to the services which may be provided by the Service Provider hereunder. Nothing in this Section 5 shall limit the confidentiality obligations set forth in Section 9.4 of the LLC Agreement, or any fiduciary obligations of the members of the management committee or similar body of V.G.A.T. or its subsidiaries.
     6. Term. This Agreement shall be effective as of the Closing Date and shall terminate (i) at such time after the Closing Date as                     , together with its affiliates (the “                     Investors”), in the aggregate, hold directly or indirectly, less than thirty-percent (30%) of the units of V.G.A.T. acquired by the                      Investors pursuant to

the Unit Purchase Agreement dated as of the date hereof, by and among V.G.A.T. and certain of its equity holders or (ii) upon the consummation by any Issuer (as defined in the Securityholders Agreement) of an initial Public Offering (as defined in the Securityholders Agreement). This sentence, the provisions of Sections 4, 5 and 7 through 14 inclusive and the obligation of the Company to pay the Advisory Fees accrued during the term of this Agreement pursuant to Section 2 shall survive the termination of this Agreement.
     7. Indemnification. The Company hereby agrees to defend, indemnify and hold harmless each member of the Service Provider Group (each an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the services contemplated by this Agreement or the engagement of the Service Provider pursuant to, and the performance by the Service Provider of the services contemplated by, this Agreement (each a “Claim”). The Company hereby agrees to reimburse any Indemnified Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. The Company will not be liable under the foregoing indemnification provision to the extent that any Claim, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of the Service Provider claiming such indemnification.
     8. Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

To the Company:

AT Holdings Corporation
23555 Euclid Avenue
Cleveland, OH 44117
Facsimile: (216) 579-0212
Attention: Michael Lipscomb and Paul R. Keen Esq.

with copies (which shall not constitute notice to the Company) to:

V.G.A.T. Investors, LLC
c/o Vestar Capital Partners
245 Park Avenue, 41st Floor
New York, NY 10167
Facsimile:	(212) 808-4922
Attention:	John R. Woodard and
General Counsel

and

V.G.A.T. Investors, LLC
c/o Greenbriar Equity Group LLC
555 Theodore Fremd Avenue
Rye, New York 10580
Facsimile:	(914) 925-9699
Attention:	Reginald L. Jones
John Daileader

and
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022
Facsimile:	(212) 446-6460
Attention:	Michael Movsovich, Esq.
Christopher Neumann, Esq.

To Service Provider:

Facsimile:

Attention:

with a copy (which shall not constitute notice to the Service Provider) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022
Facsimile:	(212) 446-6460
Attention:	Michael Movsovich, Esq.
Christopher Neumann, Esq
     9. Assignment. No party hereto may assign any obligations hereunder to any other party without the prior written consent of the other parties (which consent shall not be unreasonably withheld); provided that the Service Provider may, without the consent of the Company, assign its rights under this Agreement to any of its affiliates.
     10. No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
     11. Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs,

executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.
     12. Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
     13. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any dispute relating hereto shall be heard in the state or federal courts of New York, New York, in the borough of Manhattan, and the parties agree to jurisdiction and venue therein.
     14. Arbitration.
          (a) Any disputes with regard to this Agreement that is not resolved by mutual agreement, other than as provided in Section 14(b), shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) in New York City pursuant to the rules of AAA. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16 and shall be conducted in accordance with the rules and procedures of AAA. Any judgment upon the reward rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or findings of liability. The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocable waives any claim to such damages. The costs of AAA and the arbitrator shall be borne by the Company. Each party shall bear its own costs (including, without limitation, legal fees and fees of any experts) and out-of-pocket expenses.
          (b) The parties hereby agree and stipulate that in the event of any breach or violation or violation of this Agreement by any other party hereto, either threatened or actual, the non-breaching parties’ rights shall include, in addition to any and all other rights available to any such non-breaching party at law or in equity, the right to seek and obtain any and all injunctive relief or restraining orders available to it in courts of proper jurisdiction, so as to prohibit, bar, and restrain any and all such breaches or violations by any other party hereto. Each of the parties hereto further agrees that no bond need be filed in connection with any request by any other party hereto for a temporary restraining order or for temporary or preliminary injunctive relief.
     15. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO

TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.
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[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO PROFESSIONAL SERVICES AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

AT HOLDINGS CORPORATION
By:
Name:
Title:

[VESTAR CAPITAL PARTNERS/GREENBRIAR EQUITY GROUP LLC]
By:
Name:
Title: